Exhibit 99.1

Consent of Director Nominee

Marex Group plc is filing a Registration Statement on Form F-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of the ordinary shares of Marex Group plc. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Marex Group plc in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: March 6, 2024

/s/ John Pietrowicz
Name: John Pietrowicz

Consent of Director Nominee

Marex Group plc is filing a Registration Statement on Form F-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of the ordinary shares of Marex Group plc. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Marex Group plc in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: March 12, 2024

/s/ Henry Richards
Name: Henry David Penrose Richards